DATE \@ "M/d/yyyy h:mm am/pm" 4/15/2023 10:55 AM

Exhibit 10.50

RESTRICTED STOCK UNIT AGREEMENT

NON-PLAN

This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), entered into as of September 8, 2022 (the “Grant Date”), sets forth the terms and conditions of an award (this “Award”) of restricted stock units (“RSUs”) granted by Giga-tronics, Inc., a California corporation (the “Company”), to __________ (the “Recipient”).

WHEREAS, the Company closed a Share Exchange Agreement with Gresham Worldwide, Inc (“GWW”) which required the Company to assume RSUs granted to the Recipient.

NOW THEREFORE, in consideration of the mutual covenants and promises hereafter set forth and for other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.
Award. Effective as of the Grant Date, the Recipient was granted ___________ RSUs. This Agreement replaces any Restricted Stock Unit Agreement previously granted by GWW

2.
Vesting.

(a)
As of the date of this Agreement ________ RSUs are fully vested and the remaining _______ shall vest in equal increments on May 25, 2023 and May 25, 2024, subject to continued employment with the Company or any subsidiary on each applicable vesting date. Vested RSUs shall be paid out in the form of shares of the Company’s Common Stock with delivery of the Common Stock on the earlier of the Recipient terminating his employment or on May 25, 2025. Notwithstanding any other provision in this Agreement, the RSUs shall vest immediately (subject to the termination provisions under Section 3) on the occurrence of a Change of Control as defined below, with delivery of the shares of Common Stock to be issued immediately prior to the occurrence of such Change of Control. For the purposes of this Agreement, a Change of Control shall be defined as any of the following:

(1)
A sale, transfer, or other disposition by the Company through a single transaction or a series of transactions of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities to any Person who is not an Affiliate and a replacement of the majority of the members of the Board under Section 3(a)(4) below. For purposes of this definition, the term “Person” shall mean and include any individual, partnership, joint venture, association, trust, corporation, or other entity (including a “group” as referred to in Section 13(d)(3) of the Securities Exchange Act of 1934). For purposes of this definition, the term “Affiliate” shall mean any Person who is an executive officer, director or more than 10% shareholder of the Company or who, directly or indirectly, individually or through any person or entity, has the power to control the Company;

(2)
A sale, transfer, or other disposition through a single transaction or a series of related transactions of all or substantially all of the assets of the Company;

(3)
Any consolidation or merger of the Company, unless immediately after the consolidation or merger the holders of the common stock of the Company immediately prior to the consolidation or merger are the beneficial owners of securities of the surviving corporation representing at least 50% of the combined voting power of the surviving corporation’s then outstanding securities; or

(4)
Within a 12 month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director.

(b)
However, notwithstanding any other provision of this Agreement at the option of the Board, all RSUs whether vested or unvested shall be immediately forfeited if the Board adopts a Resolution concluding that any of the following events occurred:

(1)
The Recipient is dismissed as an employee for cause under the terms of a written employment agreement;

(2)
The Recipient purchases or sells securities of the Company in violation of the Company’s insider trading guidelines then in effect;

(3)
The Recipient breaches any duty of confidentiality including that required by the Company’s insider trading guidelines then in effect;

(4)
The Recipient competes with the Company by soliciting customers located within or otherwise where the Company is doing business within any state, or where the Company expects to do business within three months following ceasing to perform the Services and, in this later event, the Recipient has actual knowledge of such plans;

(5)
The Recipient is unavailable for consultation after termination of the Recipient if such availability is a condition of any agreement between the Company and the Recipient;

(6)
The Recipient recruits Company personnel for another entity or business within 24 months following termination of employment; or

(7)
The Recipient fails to assign any invention, technology, or related intellectual property rights to the Company if such assignment is a condition of any agreement between the Company and the Recipient.

3.
Termination of Relationship.

(a)
If for any reason, the Recipient is no longer an employee of the Company, all unvested RSUs shall lapse.

(b)
For the purposes of this Section 3, “Company” shall include subsidiaries and/or affiliates of the Company.

(c)
If the Recipient ceases to provide services for the Company as a result of his death, the Recipient’s estate or any Transferee, as defined herein, shall have the right for 12 months form the date of death to obtain the delivery of vested shares. For the purpose of this Agreement, “Transferee” shall mean a person to whom such shares are transferred by will or by the laws of descent and distribution.

4.
Profits on the Sale of Certain Shares; Redemption. If any of the events specified in Section 3(c) of this Agreement occur within one year from the last date the Recipient performed services for the Company in the capacity for which the RSUs were granted (the “Termination Date”) (or such longer period required by any written agreement), all profits earned from the sale of the Company’s securities, including the sale of shares of common stock underlying this Award, during the two-year period commencing one year prior to the Termination Date shall be forfeited and immediately paid by the Recipient to the Company. Further, in such event, the Company may at its option redeem shares of common stock acquired upon exercise of this Award by payment of the exercise price to the Recipient. The Company’s rights under this Section 4 do not lapse one year from the Termination Date but are a contract right subject to any appropriate statutory limitation period.

5.
Adjustments. Upon the occurrence of any of the following events, the Recipient’s rights with respect to the RSUs shall be adjusted as hereinafter provided unless otherwise specifically provided in a written agreement between the Recipient and the Company relating to the RSUs:

(a)
If the shares of common stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of its common stock as a stock dividend on its outstanding common stock, the number of shares of common stock deliverable following the full vesting of the RSUs shall be appropriately increased or decreased proportionately.

(b)
If the Company is to be consolidated with or acquired by another entity, the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall either (i) make appropriate provision for the continuation of the RSUs by substituting on an equitable basis for the shares underlying the RSUs the consideration payable with respect to the outstanding shares of common stock in connection with the acquisition or consolidation; or (ii) terminate all the RSUs in exchange for a cash payment equal to the excess of the fair market value of the shares subject to the RSUs.

(c)
In the event of a recapitalization or a reorganization of the Company (other than a transaction described in Section 5(b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of common stock, the Recipient shall be entitled to receive for the securities of the Recipient would have received if the common stock had been delivered to the Recipient prior to such recapitalization or reorganization. Except as expressly provided herein, no issuance by the Company of shares of common stock of any class or securities convertible or exercisable into shares of common stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to the RSUs. No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities. With respect to shares issued in accordance with this Section 8, no fractional shares shall be issued and the Recipient shall receive from the Company cash in lieu of such fractional shares.

(d)
The Board or the Successor Board shall determine the specific adjustments to be made under this Section 5, and its determination shall be conclusive. If the Recipient receives securities or cash in connection with a corporate transaction described in Section 5(a), (b) or (c) above as a result of holding the RSUs, such securities or cash shall be subject to all of the conditions and restrictions applicable to the RSUs with respect to which such securities or cash were issued, unless otherwise determined by the Board or the Successor Board.

6.
Necessity to Become Holder of Record. Neither the Recipient, the Recipient’s estate, nor any Transferee shall have any rights as a shareholder with respect to any shares underlying the RSUs until such person shall have become the holder of record of such shares. No dividends or cash distributions, ordinary or extraordinary, shall be provided to the holder if the record date is prior to the date on which such person became the holder of record thereof.

7.
Reservation of Right to Terminate Relationship. Nothing contained in this Agreement shall restrict the right of the Company to terminate the relationship of the Recipient at any time, with or without cause. The termination of the relationship of the Recipient by the Company, regardless of the reason therefor, shall have the results provided for in Sections 3 and 4 of this Agreement.

8.
Duties of the Company. The Company will at all times during the term of the RSUs:

(a)
Reserve and keep available for issue such number of shares of its authorized and unissued common stock as will be sufficient to satisfy the requirements of this Agreement;

(b)
Pay all original issue taxes with respect to the issue of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith; and

(c)
Use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

9.
Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

10.
Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Maricopa County, Arizona (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

11.
Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

12.
Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by email or by FedEx or similar receipted delivery, as follows:

The Recipient: To the Recipient at the address on the signature page of this Agreement

The Company: Giga-tronics, Inc.

7272 E. Indian School Road, Suite 540

Scottsdale, AZ 85251

Attention: Lutz Henckels

Email:lhenckles@gigatronics.com

with a copy to: Michael D. Harris, Esq.

Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, Florida 33410

Email: mharris@nasonyeager.com

or to such other address as either of them, by notice to the other may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

13.
Attorneys’ Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses.

14.
18. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the laws of the State of New York without regard to choice of law considerations.

15.
Oral Evidence. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

16.
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

17.
Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

18.
Restriction on Transfer. The Recipient shall not sell, transfer, pledge, hypothecate or otherwise dispose of any RSUs prior to the applicable share delivery date.

19.
Tax Withholding. The Recipient acknowledges and agrees that the Company may require the Recipient to pay, or may withhold from sums owed by the Company to the Recipient, any amount necessary to comply with the minimum applicable withholding requirements that the Company deems necessary to comply with any federal, state or local withholding requirements for income and employment tax purposes.

20.
No Obligation to Minimize Taxes. The Company has no duty or obligation to minimize the tax consequences of this Award to the Recipient and will not be liable to the Recipient for any adverse tax consequences arising in connection with this Award. The Recipient has been advised to consult with his own personal tax, financial and/or legal advisors regarding the tax consequences of this Award.

21.
409A Compliance. The provisions of this Agreement and the issuance of the shares of Common Stock in respect of the RSUs is intended to comply with the short-term deferral exception as specified in Treas. Reg. § 1.409A-l(b)(4).

[Signature Page To Follow]

The parties hereto have set their hand and seals the day and year first above written.

GIGA-Tronics, INC.

By:

_________________, Chief Financial Officer

RECIPIENT:

_________________

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